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                                                                    EXHIBIT 5.1


                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150



                               September 15, 1999

Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, IA  52001

Ladies and Gentlemen:

       We have acted as special counsel for Heartland Financial USA, Inc., a Delaware corporation (the "Company") in connection with the, in connection with the offering (the "Offering") by Heartland Financial Capital Trust I, a Delaware business trust (the "Trust"), of the capital securities of the Trust (the "Capital Securities") representing preferred undivided beneficial ownership interests in the assets of the Trust, all as described in the Company's and the Trust's Registration Statement on Form S-3 (the "Registration Statement"). At your request, this opinion is being furnished to you.

       For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of (the "Certificate of Trust") of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 13, 1999;

         (b) The Trust Agreement of the Trust, dated as of September 13, 1999, among the Company, First Union Trust Company, National Association, a national banking association with its principal place of business in the State of Delaware ("First Union"), as trustee, and Lynn B. Fuller, John K. Schmidt, and Jacquie M. Manternach, as administrative trustees (the "Administrative Trustees");

         (c) A form of Amended and Restated Trust Agreement for the Trust, to be entered into between the Company, the Trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust, attached as an exhibit to the Registration Statement described below (the "Trust Agreement");

         (d)   A form of certificate representing the Capital Securities;

         (e) A form of Indenture to be entered into between the Company and First Union, as Indenture Trustee (the "Indenture");

         (f) A form of subordinated debenture to represent the subordinated debentures of the Company (the "Debenture");


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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

Heartland Financial USA, Inc.
September 15, 1999
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         (g)   A form of Capital Securities Guarantee Agreement to be entered into between the Company and First Union, as Guarantee Trustee (the
"Guarantee");

         (h) A form of Agreement as to Expenses and Liabilities to be entered into between the Company and the Trust (the "Expense Agreement");

         (i) the Articles of Incorporation of the Company filed with the Secretary of State of the State of Delaware on June 21, 1993, as amended, and the Company's Bylaws, as amended;

         (j) Resolutions of the Board of Directors of the Company relating to the Offering and dated August 18, 1999; and

         (k) The Registration Statement, including the prospectus constituting a part thereof.

         We have made such legal investigation as we deemed necessary for purposes of this opinion. In that investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity and proper execution of the originals of such copies. We have not made any independent factual investigation, have relied without such investigation on all the listed documents, and disclaim any duty to make such an independent factual investigation.

         Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (1) The execution and delivery by the Company of each of the Trust Agreement, the Indenture, the Guarantee and the Expense Agreement has been duly and validly authorized.

         (2) The Debentures to be issued by the Company to the Trust will, when issued in accordance with the terms of the Indenture as described in the Registration Statement at the time it becomes effective, constitute valid and binding obligations of the Company.


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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

Heartland Financial USA, Inc.
September 15, 1999
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         (3)   The Guarantee Agreement when provided by the Company in
accordance with the terms stated in the Registration Statement at the time it becomes effective and upon issuance of the Capital Securities in accordance with the terms described in the Registration Statement, will constitute a valid and binding obligation of the Company.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Experts and Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                 Very truly yours,

                                 /s/ Barack Ferrazzano Kirschbaum Perlman &
                                 Nagelberg

                                 BARACK FERRAZZANO KIRSCHBAUM
                                 PERLMAN & NAGELBERG